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CONFIDENTIAL TREATMENT
REQUESTED UNDER 17 C.F.R.
SECTIONS 200.80(b)(4), 200.83 AND
240.24b-2. * INDICATES OMITTED
MATERIAL THAT IS THE SUBJECT OF
A CONFIDENTIAL TREATMENT
REQUEST THAT IS FILED
SEPARATELY WITH THE
COMMISSION

                                                                   EXHIBIT 10.25
                           BINDING LETTER AGREEMENT

This Letter Agreement is made and entered into this August 4, 1998 by and between Corange International Limited, a Bermudan corporation having its principal place of business at P.O. Box HM 2026, Hamilton, HM HX, Bermuda ("Corange") and GeneMedicine, Inc., a Delaware corporation having its principal place of business at 8301 New Trails Drive, The Woodlands, Texas 77381-4248 ("GMED") to amend the Alliance Agreement (the "Alliance Agreement") dated
July 17, 1995 as amended and Share Purchase Agreement (the "Share Purchase Agreement") dated July 17, 1995 by and between Corange and GMED. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Alliance Agreement.

The parties hereby set forth in this Binding Letter Agreement the terms for amending the Alliance Agreement and Share Purchase Agreement. These terms are as follows:

A) The Research Term of the Alliance Agreement shall be extended for twenty-four (24) months to February 3, 2002, which is the date of the seventh anniversary of the Effective Date of the Alliance Agreement.

B) The Research Plan of September 23, 1997 as updated April 2, 1998, which is now in place, is continued with respect to the three Research Leads for the genes IL-2 (clinical study phase II), Interferon-(alpha) (clinical study phase I/II) and IL-12 (clinical study phase I/II).

C) No rights are or have been granted to GMED under the Alliance Agreement, or any other agreement entered into prior to the date of this Letter Agreement by GMED with Corange or an affiliate of Corange including members of the Roche group of companies to any proprietary technology owned or controlled by Corange or an affiliate of Corange relating to genes IL-2, Interferon-(alpha) or IL-12 (all of said proprietary technology herein referred to as Corange Proprietary Technology). Sect. 14.1 b of the Alliance Agreement remains applicable. GMED's rights to the DOTMA technology under the License Agreement between Syntex (U.S.A.) Inc. and GeneMedicine, Inc. dated April 8, 1994 remain unchanged.


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D)   GMED shall be entitled to develop and commercialize products in the Field alone or with other partners under GMED's own proprietary technology, or proprietary technology developed during the Research Term, if Corange or an affiliate of Corange does not *** or if *** or if GMED fails to ***. In the latter case, it is agreed that the Alliance shall terminate and GMED and Corange shall each have the right to develop and commercialize Products in the Field pursuant to Sect. 7.3 of the Alliance Agreement. Even in these cases, no rights are implied or granted to GMED under this provision to Corange Proprietary Technology.

E) Corange and GMED agree that the research funding continues as contemplated in the Alliance Agreement. Out of this research funding GMED will pay in particular all costs of phase II clinical development including any cost for biological materials for conducting clinical studies. The phase II clinical development will consist of (i) performance of a phase II clinical trial using the Research Lead for IL-2 (one trial), (ii) performance of a phase I/II clinical trial using the Research Lead for Interferon-(alpha) (one trial) and (iii) performance of a phase I/II clinical trial with the Research Lead IL-12 (one trial) and (iv) associated preclinical development necessary to support such clinical trials.

     Corange and GMED agree that the milestone payment under Sect. 6.2 of the Alliance Agreement will be payable upon *** during the term of the Alliance Agreement of each of the milestone events described in Section 6.2 for ***.

F) The definition of "Field" in the Alliance Agreement is amended to read as follows: "Field" means any non-viral Gene Therapy method using IL-2, Interferon-(alpha) or IL-12 or any combination thereof for the treatment of all cancer indications in humans.

G) GMED shall forego the requirement of the equity purchase by Corange due on February 1, 1999 pursuant to Section 1.2 (b) of the Share Purchase Agreement. In addition to funding under Section 6.1 of the Alliance Agreement GMED shall receive from Corange an amount of *** payable during the Research Term, at the latest on *** in consideration for extending the Field.

     Corange shall pay GMED a one time milestone in an amount of *** upon ***. Except for the occurrence of payment of this milestone of *** the milestone payments under Sect. 6.2 of the Alliance Agreement shall remain unchanged.

H) Corange and GMED agree that failure to achieve an Interim Research Milestone due to the use of inappropriate or unsuitable models, inappropriate product concepts or inappropriate gene selections will result only in modification of the Research Plan, if the RMC has approved the Research Plan under which such work is performed.



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This Letter Agreement takes precedence over all previous agreements by and between the parties with respect to the subject matter of the Alliance Agreement and Share Purchase Agreement. In case of any inconsistencies between the terms of this Letter Agreement and the terms of either or both of the Alliance Agreement and Share Purchase Agreement this Letter Agreement shall supercede and predominate. Except as amended and modified herein, the Alliance Agreement and the Share Purchase Agreement shall remain in full force and effect in accordance with respective terms.



IN WITNESS THEREOF, the parties have executed this Binding Letter Agreement as of the date first set forth above.



CORANGE INTERNATIONAL LIMITED          GENEMEDICINE, INC.



    /s/ JOHN R. TALBOT                 /s/ NORMAN HARDMAN
------------------------               ---------------------
By:     John R. Talbot                 By:     Norman Hardman
Title:  President                      Title:  President and COO



    /s/ C GEORGE BURCH
--------------------------------
By:     C George Burch
Title:  Director